UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.,  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2016 (August 15, 2016)

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        Entry into a Material Definitive Agreement.

Healthwarehouse.com (the "Company") is a party to a Loan and Security Agreement, dated as of March 28, 2013 (the "Loan Agreement") with Melrose Capital Advisors, LLC (the "Lender").  Under the terms of the Loan Agreement, the Company borrowed an aggregate of $1,000,000 from the Lender (the "Loan").  The Loan is evidenced by a promissory note in the face amount of $1,000,000, as amended (the "Senior Note").   The Senior Note bears interest on the unpaid principal balance until the full amount of principal has been paid at a floating rate equal to the prime rate plus four and one-quarter percent (4.25%) per annum (7.75% as of August 15, 2016).  Under the terms of the Loan Agreement, the Company has agreed to make monthly payments of accrued interest on the first day of every month. The principal amount and all unpaid accrued interest on the Senior Note was payable on August 31, 2016.  The Loan may be prepaid in whole or in part at any time by the Company without penalty.   The Senior Note contains financial covenants which require the Company to meet certain minimum targets for earnings before interest, taxes and non-cash expenses, including depreciation, amortization and stock-based compensation ("EBITDAS").

The Company granted the Lender a first priority security interest in all of the Company's assets, in order to secure the Company's obligation to repay the Loan, including a Deposit Account Control Agreement, dated as of July 8, 2016, which grants the Lender a security interest in certain bank accounts of the Company.  The Loan Agreement contains customary negative covenants restricting the Company's ability to take certain actions without the Lender's consent, including incurring additional indebtedness, transferring or encumbering assets, paying dividends or making certain other payments, and acquiring other businesses.  Upon the occurrence of an event of default, the Lender has the right to impose interest at a rate equal to five percent (5.0%) per annum above the otherwise applicable interest rate (the "Default Rate"). The repayment of the Loan may be accelerated prior to the maturity date upon certain specified events of default, including failure to pay, bankruptcy, breach of covenant, and breach of representations and warranties.

On August 15, 2016, the Company and the Lender entered into an Amended and Restated Promissory Note, effective August 15, 2016, pursuant to which the Lender agreed to increase the amount of the Promissory Note to $1,200,000 and extend the maturity date of the Senior Note from August 31, 2016 to September 30, 2016.  In addition, the Company is required to direct its credit card processor to direct the proceeds of its credit card receipts to a cash collateral account controlled by the Lender.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is included herewith.

Exhibit Number	Description

10.1	Amended and Restated Promissory Note dated August 15, 2016 by and between HealthWarehouse.com, Inc., HWAREH.COM, Inc. and Hocks.com, Inc. and Melrose Capital Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHWAREHOUSE.COM, INC.

Date: August 19, 2016	By:/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer